UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-1485933	26-3552213

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza,

No. 91 Jianguo Road, Chaoyang District, Beijing,

People’s Republic of China 100022

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10 85712518

_____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2013, Trunkbow International Holdings Limited entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trunkbow Merger Group Limited (“Parent”), a business company with limited liability incorporated under the laws of the British Virgin Islands and wholly owned by Dr. Wanchun Hou, chairman of our board of directors, and Mr. Qiang Li, our chief executive officer and director, and Trunkbow International Merger Sub Limited (“Merger Sub”, together with the Company and Parent, the “Parties”), a Nevada corporation and a wholly owned, direct subsidiary of Parent.

Merger Agreement

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each share of the Company’s common stock (a “Share”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive US$1.46 in cash without interest, except for the Shares (i) held by the Company as treasury stock or (ii) owned by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the time at which the Merger becomes effective, including each Share to be contributed to Parent by Dr. Wanchun Hou and Mr. Qiang Li (collectively, the “Rollover Shares”) in accordance with a contribution agreement entered into by Parent, Dr. Wanchun Hou and Mr. Qiang Li, which will be cancelled without receiving any consideration.

Dr. Wanchun Hou and Mr. Qiang Li currently beneficially own approximately 43.9% of the Company’s Shares. Following the effective time of the Merger, Parent will be beneficially owned by the Dr. Wanchun Hou and Mr. Qiang Li.

Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Parties and may be subject to important qualifications and limitations agreed to by the Parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (c) may have been used for purposes of allocating risk among the Parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company has also agreed to customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company in the ordinary course of business prior to the consummation of the Merger, (ii) change of recommendation by the Company’s board of directors and alternative proposals; and (iii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the requisite approval of the Company’s shareholders necessary to approve the Merger Agreement and effect the Merger under Nevada law.

The Merger contemplated by the Merger Agreement is subject to customary closing conditions, including, but not limited to, adoption of the Merger Agreement by the affirmative vote of both (i) the holders of a majority of the Shares and (ii) holders of a majority of the Shares (excluding the Rollover Shares).

The Merger Agreement contains certain termination rights for the Company and Parent. The Merger Agreement may be terminated under certain circumstances, including, among others, termination by mutual agreement of the Company and Parent or by either the Company or Parent if the Merger is not consummated on or before December 10, 2014. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of US$1.25 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of US$2.5 million or US$3.5 million under specified circumstances.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Board and Special Committee Approval

The Company’s board of directors, acting upon the unanimous recommendation of the special committee, approved the Merger Agreement and the Merger and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger. The special committee, which is comprised solely of independent directors unrelated to any of Parent, Merger Sub, Dr. Wanchun Hou, Mr. Qiang Li or any of the management members of the Company, negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

Equity Financing

Parent has delivered to the Company an executed equity commitment letter pursuant to which Dr. Wanchun Hou and Mr. Qiang Li have committed, on a joint and several basis, to invest or cause to be invested in Parent the cash amount of US$30,150,000. Parent and Merger Sub agreed to cause Dr. Wanchun Hou and Mr. Qiang Li to deposit US$30,150,000 (the “Escrow Amount”) in cash into a designated interest-bearing escrow account within two months after the date of the Merger Agreement, which will be jointly controlled by the Company, Parent, Dr. Wanchun Hou and Mr. Qiang Li until the earlier of the closing date of the Merger and the date on which the Merger Agreement is validly terminated. At or prior to the effective time of the Merger, the Escrow Amount shall be used to fund the equity financing pursuant to the terms and conditions of the equity commitment letter and released into the account of an exchange agent for the benefit of the Company’s stockholders.

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Limited Guaranty

In connection with the Merger Agreement, Dr. Wanchun Hou and Mr. Qiang Li also entered into a limited guaranty (the “Limited Guaranty”) in favor of the Company with respect to certain payment obligations of Parent under the Merger Agreement, including, among other things, the US$2.5 million termination fee that may become payable to the Company by Parent pursuant to the Merger Agreement.

The foregoing descriptions of the Limited Guaranty does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Limited Guaranty attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Safe Harbor Statement

This report contains forward-looking statements that reflect the Company’s current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements involve inherent risks, uncertainties and assumptions, such as the uncertainties as to how the Company’s stockholders will vote at the meeting of the stockholders, the possibility that competing offers will be made, the possibility that debt financing may not be available and the possibility that various closing conditions for the transaction may not be satisfied or waived. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Item 8.01 Other Events.

On December 10, 2013, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated December 10, 2013 by and among Trunkbow International Holdings Limited, Trunkbow Merger Group Limited and Trunkbow International Merger Sub Limited.

10.1	Limited Guaranty, dated December 10, 2013 by and among Trunkbow International Holdings Limited, Dr. Wanchun Hou and Mr. Qiang Li.

99.1	Press release, dated December 10, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Kokhui Tan
Name: Kokhui Tan
Title: Director

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EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated December 10, 2013 by and among Trunkbow International Holdings Limited, Trunkbow Merger Group Limited and Trunkbow International Merger Sub Limited.

10.1	Limited Guaranty, dated December 10, 2013 by and among Trunkbow International Holdings Limited, Dr. Wanchun Hou and Mr. Qiang Li.

99.1	Press release, dated December 10, 2013.

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